NORTHEAST BANCORP
Exhibit 11.  Statement Regarding Computation of Per Share Earnings


                                      Three Months Ended    Three Months Ended
                                      December 31, 1999     December 31, 1998
                                     ____________________  ____________________

EQUIVALENT SHARES:
Weighted Average Shares Outstanding           2,774,885             2,692,802

Total Diluted Shares                          2,788,188             2,786,889

Net Income                           $          836,744    $          700,568
Less Preferred Stock Dividend                         0                 8,167
                                     ____________________  ____________________
Income Available to Common
 Stockholders                        $          836,744    $          692,401
                                     ====================  ====================

Basic Earnings Per Share             $             0.30    $             0.26
Diluted Earnings Per Share           $             0.30    $             0.25


                                       Six Months Ended       Six Months Ended
                                      December 31, 1999     December 31, 1998
                                     ____________________  ____________________
EQUIVALENT SHARES:

Weighted Average Shares Outstanding           2,772,662             2,654,158

Total Diluted Shares                          2,792,661             2,790,300

Net Income                           $        1,638,465    $        1,336,605
Less Preferred Stock Dividend                         0                25,667
                                     ____________________  ____________________
Income Available to Common
 Stockholders                        $        1,638,465    $        1,310,938
                                     ====================  ====================

Basic Earnings Per Share             $             0.59    $             0.49
Diluted Earnings Per Share           $             0.59    $             0.48
